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Exhibit 3.3

BYLAWS
OF
ENPATH MEDICAL, INC.

ARTICLE I

OFFICES AND CORPORATE SEAL

        Section 1.01.    Registered and Other Offices.    The registered office of the corporation in Minnesota will be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors will, from time to time, determine.

        Section 1.02.    Corporate Seal.    The corporation will have no corporate seal.

ARTICLE II

MEETINGS OF SHAREHOLDERS

        Section 2.01.    Time and Place of Meetings.    Regular or special meetings of the shareholders, if any, will be held on the date and at the time and place fixed by the Chairman of the Board of Directors or, if a Chairman of the Board of Directors has not been elected, by Board action or, in the absence of Board action, by the Chief Executive Officer ("CEO"), except that a regular or special meeting called by, or at the demand of a shareholder or shareholders, will be held in the county where the principal executive office is located.

        Section 2.02.    Regular Meetings.    At any regular meeting of the shareholders there will be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six (6) months after the date of the meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting. No meeting will be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation.

        Section 2.03.    Demand by Shareholders.    Regular or special meetings may be demanded by a shareholder or shareholders, pursuant to the provisions of Minnesota Statutes, Sections 302A.431, Subd. 2, and 302A.433, Subd. 2, respectively.

        Section 2.04.    Quorum, Adjourned Meetings.    The holders of a majority of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy. In the absence of a quorum, any meeting may be adjourned to a subsequent date, and provided a notice of such adjournment is mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at such meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

        Section 2.05.    Voting.    At each meeting of the shareholders, every shareholder having the right to vote will be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of

Incorporation or a resolution of the Board of Directors filed with the Secretary of State, each shareholder will have one vote for each share held. Upon demand of any shareholder, the vote upon any question before the meeting will be by ballot. The Board may fix a date, not more than sixty (60) days before the date of a meeting of shareholders, as the date for determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

        Section 2.06.    Notice of Meetings.    Notice of all meetings of shareholders will be given to every holder of voting shares, except where the meeting is an adjourned meeting at which a quorum was present and the date, time and place of the meeting were announced at the time of adjournment. The notice will be given at least ten (10), but not more than sixty (60) days before the date of the meeting, except that written notice of a meeting at which there is to be considered either (i) an agreement of merger or consolidation other than a merger of the nature described in Minnesota Statutes Section 302A.621, (ii) a proposal to dispose of all or substantially all of the property and assets of the corporation, (iii) a proposal to dissolve the corporation, or (iv) a proposal to amend the Articles of Incorporation, will be mailed to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting will state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings will be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

        Section 2.07.    Waiver of Notice.    A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.

        Section 2.08.    Authorization Without a Meeting.    Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action.

ARTICLE III

DIRECTORS

        Section 3.01.    General Powers.    The business and affairs of the Corporation will be managed by and under the direction of the Board of Directors.

        Section 3.02.    Number, Qualifications and Term of Office.    The Board of Directors of this corporation will consist of one or more directors as fixed from time to time by the shareholders. In addition, the number of directors may be increased or, subject to Minnesota Statutes, Section 302A.223, decreased at any time by action of the Board of Directors. Directors need not be shareholders. Each of the directors will hold office until the regular meeting of the shareholders next held after his or her election, until his or her successor is elected, or until he or she resigns or has been removed as hereinafter provided.

        Section 3.03.    Board Meetings; Place and Notice.    Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings will be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. The Chairman of the Board, the President, or directors comprising at least one third of the number of directors then in office may call a Board meeting by giving four (4) days' notice if by mail or two (2) days' notice if by telephone, facsimile transmission, telegram or in person, to all directors of the day or date and time of the meeting. The notice need not state the purpose of the meeting. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

        Section 3.04.    Action Without Meeting.    Any action required or permitted to be taken at a meeting of the Board of Directors of this corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors were present.

        Section 3.05.    Waiver of Notice.    Notice of any meeting of the Board of Directors may be waived by a director either before, at, or after such meeting in a writing signed by such director; provided, however, that a director, by his attendance and participation in any action taken at the meeting of the Board of Directors, will be deemed to waive notice of such meeting.

        Section 3.06.    Quorum.    A majority of the directors currently holding office is a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though withdrawal of directors originally present leaves less than the proportion or number otherwise required for a quorum.

        Section 3.07.    Vacancies.    Any vacancies occurring in the Board of Directors for any reason, and any newly created directorships resulting from an increase in the number of directors, may be filled by a majority of the directors then in office. Any directors so chosen will hold office until the next election of directors and until their successors will be elected and qualified, subject, however, to prior retirement, resignation, death or removal from office.

        Section 3.08.    Compensation.    The Board may fix the compensation, if any, of the directors.

ARTICLE IV

OFFICERS

        Section 4.01.    Number and Offices.    The officers of the corporation will consist of a Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and Secretary and may also consist of a President, Treasurer, and one or more Vice Presidents (any one of whom may be designated an Executive Vice President or Senior Vice President in the discretion of the Board), one or more Assistant Secretaries and one or more Assistant Treasurers. The Board may elect or appoint any other officers it deems necessary for the operation and management of the corporation, each of whom will have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time. Any number of officers or functions of those offices may be held or exercised by the same person. Such officers will hold their offices until their successors are elected and qualified.

        Section 4.02.    Chairman of the Board.    The Board of Directors may also elect as an officer a Chairman of the Board, who, if so elected, will preside at all meetings of the Board of Directors, will make such reports to the Board of Directors as may from time to time be required, and will have such other powers and will perform such other duties as may be from time to time assigned to him or her by the Board of Directors. If a Chairman of the Board is not appointed, or is not present at any meetings of the Board of Directors, the duties and responsibilities of the Chairman of the Board set forth in this Section 4.02 will be performed by the Vice Chairman.

        Section 4.03.    Vice Chairman of the Board.    The Board of Directors may also elect as an officer a Vice Chairman of the Board, who, if so elected, assist the Chairman with his or her duties as may from time to time be required, and will have such other powers and will perform such other duties as may be from time to time assigned to him or her by the Board of Directors. If a Chairman of the Board is not appointed, or is not present at any meetings of the Board of Directors, the Vice Chairman will perform the duties and responsibilities of the Chairman of the Board set forth in Section 4.02 above.

        Section 4.04.    Chief Executive Officer.    Unless otherwise stipulated, the Chief Executive Officer of the corporation will have responsibility for the general active management of the corporation. When present, he or she will preside at all meetings of the shareholders, and unless a Chairman of the Board of Directors has been elected and is present, will preside at all meetings of the Board of Directors and see that all orders and resolutions of the Board of Directors are carried into effect. The CEO, President or the Secretary, unless some other person is specifically authorized by resolution of the Board of Directors, will sign all certificates of stock, bonds, deeds, mortgages, agreements, modification of mortgage agreements, leases, and contracts of the corporation. The CEO, if no Secretary has been elected, will maintain records of and whenever necessary, will certify all proceedings of the Board of Directors and the shareholders. The CEO will perform such other duties as the Board of Directors will designate and may delegate such duties to the President, if appointed.

        Section 4.05.    President.    If a President has been elected, he or she will have such powers and perform such duties as may be prescribed by the Board of Directors or by the CEO. In the event of the absence, death or disability of the CEO, the President will succeed to the CEO's power and duties in the order designated by the Board of Directors.

        Section 4.06.    Vice President.    If a Vice President or Vice Presidents have been elected, they will have such powers and perform such duties as may be prescribed by the Board of Directors or by the CEO. In the event of the absence, death or disability of the President, Vice Presidents will succeed to the President's power and duties in the order designated by the Board of Directors.

        Section 4.07.    Secretary.    The Secretary will keep accurate minutes of all meetings of the shareholders and the Board of Directors, give proper notice of meetings of shareholders and directors, and perform such other duties and have such other powers as the Board of Directors or the CEO may from time to time prescribe. In the Secretary's absence at any meeting, the CEO, an Assistant Secretary or a Secretary Pro Tempore will perform the Secretary's duties.

        Section 4.08.    Chief Financial Officer.    The Chief Financial Officer will keep accurate financial records of the corporation; deposit all money, drafts and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board of Directors; endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; and disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors. The CFO will perform such other duties and have such other powers as the Board of Directors or the CEO may from time to time prescribe.

        Section 4.09.    Removal and Vacancies.    Any officer may be removed from office by a majority of the Board of Directors, with or without cause. Such removal, however, will be without prejudice to the contract rights of the person so removed. If there is a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy may be filled by the Board of Directors.

        Section 4.10.    Delegation of Authority.    Unless prohibited by the Articles of Incorporation, these Bylaws, or a resolution approved by the affirmative vote of a majority of the Directors present, an officer elected or appointed by the Board may delegate some or all of the duties or powers of such office to other persons, provided that such delegation is in writing.

ARTICLE V

SHARES AND THEIR TRANSFER

        Section 5.01.    Certificates for Shares.    Shares of this corporation's stock may be certificated or uncertificated, as provided under Minnesota law. Any certificates of stock issued by the corporation will be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder and be signed by the CEO or President and the Secretary, unless some other persons are specifically authorized by resolution of the Board of Directors.

        Section 5.02.    Transfer of Shares.    Transfer of shares on the books of the corporation may be authorized only by the record holder of such stock or by attorney lawfully constituted in writing, and, in the case of shares represented by a certificate, upon surrender of the certificate(s) for such shares. The corporation may treat, as the absolute owner of the shares of the corporation, the person or persons in whose name or names the shares are registered on the books of the corporation. Unless registered under the Securities Act of 1933, the legend on the reverse side of all certificates for shares of the corporation will read:

  "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933 or under applicable state laws and may not be sold, transferred, or pledged in the absence of such registration unless pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. The company reserves the right to require an opinion of counsel satisfactory to it before effecting any transfer of the shares."

ARTICLE VI

AMENDMENTS

        Section 6.01.        Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in Minnesota Statutes Section 302A.181, subdivision 3, any Bylaw may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption of the initial Bylaws, the Board will not adopt, amend, or repeal a Bylaw fixing a quorum for meetings for shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office but may adopt or amend a Bylaw to increase the number of directors.

ARTICLE VII

INDEMNIFICATION

        Section 7.01.        Any person who at any time serves or has served as director, officer or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person will be indemnified by the corporation, in accordance with and to the fullest extent permitted by Minnesota Business Corporation Act, as it may be amended from time to time.

        Section 7.02.        The corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the corporation would otherwise be required to indemnify the person against the liability.

ARTICLE VIII

ELECTRONIC COMMUNICATIONS

        Section 8.01        A director, committee member or shareholder may participate in a meeting by any means or communication through which such person, other persons so participating, and all persons physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A conference among directors, committee members or shareholders by any means of communication through which such persons may simultaneously hear each other during the conference is a meeting of the Board of Directors, Committee or Shareholders, as the case may be, if the same notice is given of the conference as would be required for a meeting, and if the number of persons participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

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        The undersigned Chair and Secretary of Enpath Medical, Inc. certify that these Bylaws represent the complete Bylaws of the corporation as amended March 22, 2004.

/s/ JAMES D. HARTMAN James D. Hartman Chairman
/s/ MICHAEL ERDMANN Michael Erdmann Secretary

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BYLAWS OF ENPATH MEDICAL, INC.